UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana		70002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On September 22, 2006, Newpark Resources, Inc. voluntarily redeemed the outstanding $125.0 million principal amount of its 8 5/8% Senior Subordinated Notes plus accrued interest, in accordance with the terms of the indenture governing the Notes and pursuant to the notice of redemption that Newpark sent to the trustee of the holders of the Notes on September 18, 2006.  Concurrently with this redemption, Newpark drew down on the entire amount of its new $150.0 million Term Loan Facility on September 22, 2006, a majority of which it used to redeem the Notes.  Newpark also repaid in full the barite financing facilities and the term portion of its Credit Facility.  The remainder of the loan proceeds were used to reduce the revolving portion of the Credit Facility.  A summary of the Term Loan Facility is included in the Current Report on Form 8-K filed by Newpark on August 22, 2006, which is qualified in its entirety by the text of the agreement for the Term Loan Facility.  A copy of that agreement is attached to the above-referenced Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: September 22, 2006	By:	/s/ Eric M. Wingerter

Eric M. Wingerter,
Vice President, Corporate Controller and
Acting Chief Financial Officer